Exhibit 10.46

SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT

This Second Amendment (“Second Amendment”) to Amended and Restated Lease Agreement is made and entered into by and between The Port Authority of Kansas City, Missouri (the “Landlord”) and Hilton Hotels Corporation, a Delaware corporation (the “Tenant”), as of the 10 day of June, 1996.

RECITALS:

A.                                   Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of August 21, 1995, as amended by that First Amendment to Amended and Restated Lease Agreement dated as of October 31, 1995 (collectively, the “Lease”), a copy of the recorded memorandum of which is attached hereto and by this reference made a part hereof, as though fully set out herein.

B.                                     In order to comply with certain regulatory requirements relating to the licensing of the gaming facilities to be operated by Tenant as provided in the Lease, the parties mutually desire to amend the Lease in part.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.                                       Modifications to Lease. The Lease is hereby amended and modified to provide that (i) the “Riverboat Gaming Facility”, as such term is defined in the Lease, together with its contents and including trade fixtures and personalty and (ii) the Site Improvements, as such term is defined in the Lease, shall, until termination of the Lease, be the absolute property of Tenant. Without limiting the generality of the foregoing, the Lease is hereby specifically amended and modified as follows:

(a)                                  The first paragraph of Section 1.01 of the Lease is hereby amended and modified in its entirety as follows:

Section 1.01. DEMISE. Landlord hereby subleases to Tenant and Tenant hereby leases from Landlord, the real property described in Exhibit B attached hereto (the “Demised Premises”), specifically excluding, however, all buildings and improvements to be constructed in accordance with the Development Agreement (“Site Improvements”). and the Riverboat Gaming Facility, which shall be the absolute property of the Tenant until termination of this Agreement, and specifically including the following easements and appurtenances:

(b)                                 The first sentence of Section 4.01 is amended and modified in its entirety as follows:

The Riverboat Gaming Facility, together with its contents and including trade fixtures and personalty shall, until the termination of this Agreement, be the absolute property of Tenant.

(c)                                  Section 9.02 of the Lease is hereby amended and modified in its entirety as follows:

Section 9.02. TITLE TO TENANT’S PERSONALTY AND FIXTURES. Title to Tenant’s Personalty and Fixtures, including, without limitation, the Riverboat Gaming Facility, shall until the termination of this Lease be that of Tenant.

(d)                                 Section 9.01 is amended and modified to add the following sentence at the end of such section:

Title to the Site Improvements, any equipment and/or appurtenances thereto and all changes, additions and alterations therein and all renewals and replacements thereof, when made, erected, constructed, installed or placed upon the Demised Premises or the Easements by Tenant, shall, until the termination of this Lease, be that of the Tenant.

2.                                       No Other Modifications. Except as expressly set forth herein, or as necessary to incorporation the modifications herein, all of the terms, conditions, covenants and provisions of this Lease shall remain unmodified and in full force and effect in accordance with their original terms.

3.                                       General. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed by their duly authorized officers as of the day and year first above written.

LANDLORD:

THE PORT AUTHORITY OF KANSAS CITY, MISSOURI

By:	/s/ Elbert Anderson
Name:	Elbert Anderson
Title:	Chairman

TENANT:

HILTON HOTELS CORPORATION, a Delaware corporation

By:	/s/ Gerald W. Ricker
Name:	Gerald W. Ricker
Title:	Vice President – Development

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On this 10 day of June, 1996, before me appeared Elbert Anderson, to me personally known, who being by me duly sworn did say that he is the Chairman of The Port Authority of Kansas City, Missouri, a public corporation, and said Elbert Anderson acknowledged execution of the foregoing instrument to be the free act and deed of said Port Authority.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

/s/ Jacqueline M Bullard
Notary Public

My Commission Expires:

June 22 1998

JACQUELINE M BULLARD
NOTARY PUBLIC STATE OF MISSOURI
CASS COUNTY
MY COMMISSION EXP. JUNE 22, 1998

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On this 7th day of June, 1996, before me appeared Gerald W. Ricker, to me personally known, who being by me duly sworn did say that he/she is the Vice Pres. - Develop. of Hilton Hotels Corporation, a Delaware corporation, and said Gerald W. Ricker acknowledged execution of the foregoing instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

/s/ [ILLEGIBLE]
Notary Public

My Commission Expires:

03/11/99